Exhibit (h)(6)

AB ACTIVE ETFs, INC.
1345 Avenue of the Americas
New York, NY 10105

March 8, 2023

State Street Bank and Trust
Transfer Agency
Attention: Compliance
One Heritage Drive Building
1 Heritage Drive
Mail Stop OHD0100
North Quincy MA 02171

With a copy to:

STATE STREET BANK AND TRUST COMPANY
Legal Division - Global Services Americas
One Lincoln Street
Boston, MA 02111

Re:	AB ACTIVE ETFs, INC. (the "Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established three new portfolio series known as AB Disruptors ETF, AB US High Dividend ETF and AB US Low Volatility Equity ETF (the "Portfolios").

In accordance with Section 11, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of August 8, 2022, as amended, modified, or supplemented from time to time (the "Agreement"), by and between AB Active ETFs, Inc., and State Street Bank and Trust Company ("State Street"), the undersigned Fund hereby request that State Street act as Transfer Agent for the new Portfolios under the terms of the Agreement, and that Schedule A to the Agreement be hereby amended and restated as set forth on Schedule A attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. Amended Schedule A also reflects the following name change:

‘AB Tax-Aware Short Duration ETF’ is currently known as ‘AB Tax-Aware Short Duration Municipal ETF’.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

AB ACTIVE ETFs, INC.

By:	/s/ Stephen J. Laffey
Name:	Stephen J. Laffey
Title:	Assistant Secretary, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrea E. Sharp
Name:	Andrea E. Sharp
Title:	Managing Director, Duly Authorized
Effective Date:	March 13, 2023

EXHIBIT A

SCHEDULE A

LIST OF PORTFOLIOS

AB Active ETFs, Inc.

AB Ultra Short Income ETF

AB Tax-Aware Short Duration Municipal ETF

AB Disruptors ETF

AB US High Dividend ETF

AB US Low Volatility Equity ETF